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                                                                     EXHIBIT 24


                              POWER OF ATTORNEY


     We, the undersigned Directors and Officers of UtiliCorp United Inc., do hereby name, constitute and appoint Richard C. Green, Jr., Terry G. Westbrook or Dale J. Wolf, our agent and attorney-in-fact, for each of us and in our respective behalves as Directors and/or as Officers of UtiliCorp United Inc., to sign and execute a Registration Statement on Form S-3, and any amendments thereto, relating to the registration with the Securities and Exchange Commission of not more than 6,000,000 shares of Common Stock of UtiliCorp United Inc.

     Executed this 25th day of October, 1996.


/s/Richard C. Green, Jr.                        /s/Avis G. Tucker
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RICHARD C. GREEN, JR.                           AVIS G. TUCKER

/s/Irvine O. Hockaday, Jr.                      /s/Robert F. Jackson, Jr.
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IRVINE O. HOCKADAY, JR.                         ROBERT F. JACKSON, JR.

/s/John R. Baker                                /s/L. Patton Kline
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JOHN R. BAKER                                   L. PATTON KLINE

/s/Herman Cain
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HERMAN CAIN                                     STANLEY O. IKENBERRY

/s/Robert Green                                 /s/Dale J. Wolf
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ROBERT GREEN                                    DALE J. WOLF

/s/Terry G. Westbrook
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TERRY G. WESTBROOK